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Hartman Short Term Income Properties XX, Inc., Hartman Income REIT, Inc. and Hartman Short Term Income Properties XIX, Inc.    Announce Definitive Merger Agreement

(Houston, TX, July 24, 2017) – Hartman Short Term Income Properties XX, Inc., a Maryland corporation, (“Hartman XX”), Hartman Income REIT, Inc., a Maryland corporation, (“HI-REIT”) and Hartman Short Term Income Properties XIX, Inc., a Texas corporation (Hartman XIX”) today jointly announced that they had signed definitive merger agreements, pursuant to which: (i) Hartman XIX will merge with and into Hartman XX, with Hartman XX surviving the merger (the “Hartman XIX Merger”); (ii)  HI-REIT will merge with and into Hartman XX, with Hartman XX surviving the merger (the “HI-REIT Merger,” and together with the Hartman XIX Merger, the “REIT Mergers”) and (iii) the Hartman Income REIT Operating Partnership LP, a Delaware limited partnership (” HI-REIT Operating Partnership”) will merge and with and into Hartman XX Limited Partnership, a Texas limited partnership, with the Hartman XX Limited Partnership surviving the merger (the “Partnership Merger,” and together with the REIT Mergers, the “Mergers”). The merger agreements were negotiated on behalf of the respective REITs by separate special committees of their respective board of directors. Each of the Hartman XX Special Committee, the HI-REIT Special Committee and the Hartman XIX Special Committee recommended approval of the merger agreements, including the Mergers, to their respective boards of directors, each of which subsequently approved entry into the merger agreements. The REIT Mergers are subject to the approval of the respective REIT’s stockholders.

Subject to the terms and conditions of the XIX merger agreement, (i) each share of common stock of Hartman XIX issued and outstanding immediately prior to the Effective Time (as defined in the XIX Merger Agreement) will be automatically cancelled and retired and converted into the right to receive 9,171.98 shares of common stock, $0.01 par value per share, of Hartman XX common stock; (ii) each share of 8% cumulative preferred stock of Hartman XIX issued and outstanding immediately prior to the Effective Time will be automatically cancelled and retired and converted into the right to receive 1.238477 shares of Hartman XX common stock, and (iii) each share of 9% cumulative preferred stock of Hartman XIX issued and outstanding immediately prior to the Effective Time will be automatically cancelled and retired and converted into the right to receive 1.238477 shares of Hartman XX common stock.

Subject to the terms and conditions of the HI-REIT merger agreement, (a) in connection with the HI-REIT Merger, (i) each share of common stock of HI-REIT issued and outstanding immediately prior to the REIT Merger Effective Time (as defined in the HI-REIT Merger Agreement) will be automatically cancelled and retired and converted into the right to receive 0.752222 shares of Hartman XX common stock, and (ii) each share of subordinate common stock of HI-REIT will be automatically cancelled and retired and converted into the right to receive 0.752222 shares of Hartman XX common stock, and (b) in connection with the Partnership Merger, each unit of limited partnership interest in HI-REIT Operating Partnership (“HI-REIT OP Units”) issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined in the HI-REIT merger agreement) (other than any HI-REIT OP Units held by HI-REIT) will be automatically cancelled and retired and converted into the right to receive 0.752222 validly issued, fully paid and non-assessable units of limited partnership interests in the Hartman XX Limited Partnership.

The REIT Mergers are intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Partnership Merger is intended to be treated as a tax-deferred exchange under Section 721 of the Code.

Allen R. Hartman, Chief Executive Officer and President of Hartman XX, HI-REIT and Hartman XIX, commented, “The special committees of the boards have put forth a tremendous effort on behalf of their respective shareholders and have structured a deal that truly results in a ‘win-win’ for all the shareholders involved.”

Each Merger Agreement contains customary covenants, including covenants prohibiting Hartman XX, HI-REIT and Hartman XIX and their respective subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions.

Each Merger Agreement sets forth certain conditions of the parties thereto to consummate the Mergers contemplated by such merger agreements, including (i) receipt of the applicable stockholder approvals, (ii) receipt of all regulatory approvals, (iii) the absence of any judgments, orders or laws prohibiting or restraining the consummation of the applicable Mergers, (iv) the effectiveness with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 to be filed by Hartman XX to register the shares of Hartman XX common stock to be issued as consideration in the REIT Mergers, (v) the delivery of certain documents, consents and legal opinions, and (vi) the truth and correctness of the representations and warranties of the respective parties, subject to the materiality standards contained in the merger agreements. In addition, the consummation of the HI-REIT Merger and the Partnership Merger is a condition to the consummation of the Hartman XIX Merger, and vice versa. There can be no guarantee that the conditions to the closing of the Mergers set forth in the merger agreements will be satisfied.

About Hartman XX, HI-REIT and Hartman XIX

HARTMAN XX is a public, non-traded REIT formed to invest in a diversified portfolio of commercial real estate investments, including office, retail, industrial and warehouse properties, located primarily in Texas. HARTMAN XX was formed as a Maryland corporation on February 5, 2009 and currently owns 17 properties comprised of 14 office properties, two retail shopping centers, one industrial flex property and two pad sites.

HI-REIT is a privately-held REIT focused on acquiring and operating income producing office, retail and light industrial properties. HI-REIT was formed as a Maryland corporation on January 8, 2008 and currently owns 19 commercial properties comprised of nine office properties, six retail centers and four industrial/flex properties located in the Houston, Dallas and San Antonio, Texas metropolitan areas.

HARTMAN XIX is a privately-held REIT focused on acquiring and operating income producing office, retail and light industrial properties. HARTMAN XIX was formed as a Texas corporation on January 19, 2007 and currently owns nine commercial properties comprised of five office properties and four retail centers and two land parcels.

ADDITIONAL INFORMATION ABOUT THE MERGERS

In connection with the proposed merger, Hartman XX will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus jointly prepared by Hartman XX, HI-REIT, and Hartman XIX, and other related documents. The joint proxy statement/prospectus will contain important information about the proposed merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY HARTMAN XX WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARTMAN XX, HI-REIT, AND HARTMAN XIX AND THE PROPOSED MERGERS.

Investors and stockholders of Hartman XX, HI-REIT, and Hartman XIX may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Hartman XX with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hartman XX with the SEC are also available free of charge on Hartman XX’s website at www.hartmanreits.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional details about the proposed merger can be found in Current Reports on Form 8-K to be filed with the SEC by Hartman XX. Copies can be obtained from the SEC website at www.sec.gov, or from Hartman XX using the sources indicated above.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGERS

Hartman XX, HI-REIT, and Hartman XIX and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Hartman XX, HI-REIT, and Hartman XIX stockholders in respect of the proposed merger. Information regarding Hartman XX’s directors and executive officers can be found in Hartman XX’s most recent Annual Report on Form 10-K filed on April 11, 2017. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Hartman XX, HI-REIT, and Hartman XIX, as applicable, using the sources indicated above.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on the respective current expectations and beliefs of the management of Hartman XX, HI-REIT, and Hartman XIX, and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; neither Hartman XX, HI-REIT, nor Hartman XIX can give any assurance that their expectations will be attained.

Factors that could cause actual results to differ materially from Hartman XX, HI-REIT, and Hartman XIX’s expectations include, but are not limited to, the risk that the proposed mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreements; the inability to obtain the approvals of Hartman XX, HI-REIT, and Hartman XIX’s stockholders or the failure to satisfy the other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the ongoing business operations of Hartman XX, HI-REIT, and Hartman XIX due to the proposed mergers; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of Hartman XX, HI-REIT, or Hartman XIX; and other factors, including those set forth in the Risk Factors section of Hartman XX’s most recent respective Annual Reports on Form 10-K filed with the SEC, and other reports filed by Hartman XX with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Neither Hartman XX, HI-REIT, nor Hartman XIX undertakes any obligation to update these statements for revisions or changes after the date of this release, except as required by law.